UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 11, 2016

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul W. Stefanik, a Director on the Board for TFS Financial Corporation (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland (the “Association”), has notified the Company of his retirement from the Board effective immediately. He will assume the role of director emeritus.

Mr. Stefanik, age 92, has been a part of the Third Federal family for 53 years, helping to build a better organization through his time and commitment. He worked for the Association for 30 years prior to his retirement in 1993. He has served as a member of the Board for the Company or the Association since 1993. The organization will be forever grateful for his dedication and service and he will be missed.

The Company does not intend to replace Mr. Stefanik and will amend its bylaws to decrease the size of its Board of Directors from 11 to 10 directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date:	July 11, 2016	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Operating Officer